Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-262280), Form S-1 (No. 333-217671, 333-220756, 333-226057, 333-229051 and 333-233657) and Form S-8 (No. 333-257614, 333-160499, 333-209060, 333-220296, 333-227543 and 333-240315) of AIM ImmunoTech, Inc. (the Company) of our report dated March 29, 2024, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Miami, Florida

March 29, 2024